UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     March 30, 2007

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

801 Cherry St., Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Purchase and Sale Agreement

On March 30, 2007, Cano Petro of New Mexico, Inc. (“Cano New Mexico”), a wholly-owned subsidiary of Cano Petroleum, Inc. (“Cano”), entered into a Purchase and Sale Agreement (the “Agreement”) among UHC New Mexico Corporation (“UHC”), Cano New Mexico and Cano, for certain limited purposes, and purchased oil and gas properties in the Permian Basin (the “Properties”) with an effective date of the acquisition of February 1, 2007.  The purchase price was $7 million in cash and 404,204 shares of Cano restricted common stock.  The Properties currently produce approximately 75 net barrels of oil equivalent per day and cover approximately 20,000 acres.

The Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 3.02               Unregistered Sales of Equity Securities

As set forth in Item 1.01 “Entry into a Material Definitive Agreement — Purchase and Sale Agreement,” on March 30, 2007, in connection with the acquisition of the Properties, Cano issued 404,204 shares of Cano common stock to UHC.  Based on the closing price of Cano common stock on the American Stock Exchange on March 30, 2007, the aggregate value of the 404,204 shares issued was approximately $1.8 million.  UHC is an  “accredited investor” as defined in Rule 501(a) promulgated pursuant to the Securities Act of 1933, as amended (the “Securities Act”); therefore, the shares were issued pursuant to an exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 promulgated pursuant to the Securities Act.

Item 9.01.                                  Financial Statements and Exhibits.

(d)           Exhibits

2.1                                 Purchase and Sale Agreement by and among UHC New Mexico Corporation, as Seller, Cano Petro of New Mexico, Inc, as Buyer, and Cano Petroleum, Inc., for Certain Limited Purposes, dated March 30, 2007 (The schedules and exhibits have been omitted from this filing.  An exhibit to the schedules and exhibits is contained in the Purchase and Sale Agreement and the schedules and exhibits are available to the Securities and Exchange Commission upon request.)

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: April 4, 2007

	By:	/s/ Michael J. Ricketts
Michael J. Ricketts
Vice President and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1

Purchase and Sale Agreement by and among UHC New Mexico Corporation, as Seller, Cano Petro of New Mexico, Inc., as Buyer, and Cano Petroleum, Inc., for Certain Limited Purposes dated March 30, 2007 (The schedules and exhibits have been omitted from this filing. An exhibit to the schedules and exhibits is contained in the Purchase and Sale Agreement and the schedules and exhibits are available to the Securities and Exchange Commission upon request.)